THIS CONTRACT OF
                     SINO-FOREIGN CONTRACTUAL JOINT VENTURE
                    is made on this 4th day of February, 1994

BETWEEN

     HUI XIAN COPPER & METAL MINE, a company incorporated under the laws of People's Republic of China with its legal office located in Zou Ping County, Shandong Province, People's Republic of China

     (hereinafter  referred  to  as  "Party  A")

AND

     GOLD FIELD (PACIFIC) LIMITED, a company incorporated under the laws of Hong Kong with its legal address at 2203 Cameron Commercial Center, 458-460 Hennessy Road, Hong Kong

     (hereinafter  referred  to  as  "Party  B")

WHEREAS

1. Party A and Party B wish to form a limited liability company that will explore. for and mine copper and accompanying precious metals in Zou Ping County, Shandong Province, and process and sell such minerals on international markets permitted by relevant Chinese laws and regulations, and

2. Party A and Party B wish to record their agreements relating to their rights and obligations in respect of such company and between each other as shareholders thereof, and

3. Party A and Party B agree that they will, in accordance with the principle of friendly negotiation and mutual benefit, use their respective investments to make the maximum possible profit.

NOW THEREFORE in consideration of the mutual covenants herein, Party A and Party B hereby agree as follows:

ARTICLE  1:  GENERAL  PROVISIONS

1.1. Definitions: Party A and Party B agree that throughout this Contract, unless otherwise specified, the following terms shall have the meanings set forth below:

     1.1.1. "Approval Authority" means agencies of foreign trade of the State Council or agencies or local governments authorized by the State Council;

     1.1.2.     "Board"  means  the  board  of  directors  of  the  Company;

     1.1.3. "Business Day" means Monday through Saturday, both inclusive, except for statutory holidays recognized in China;

     1.1.4. "Business License" means a license' issued by departments of the State Administration of Industrial and Commerce to create the Company, which license shall be valid for the Duration of the Joint Venture and permit to conduct business as described in 4.1;

     1.1.5.     "Contractual  Joint  Venture  Law" means the Law of the People's
                Republic  of  China  on  Sino-Foreign Contractual Joint Venture;

     1.1.6. "Company" means the limited liability company to be formed by the Shareholders pursuant to Article 3 hereof and in accordance with the Contractual Joint Venture Law;

     1.1.7. "Duration of the Joint Venture" means a period of thirty (30) years commencing on the date the Business License is issued;

     1.1.8. "Exclusive Marketing and Sales Agreement" means the agreement to be signed by the Company and Party B after the creation of the Company;

     1.1.9. "Existing Assets" means all the mining and processing equipment, buildings for copper and accompanying precious metals, together with other assets including the land usage right, exploration rights, surface rights, electricity and water power usage rights, etc., and all the inventory of copper and accompanying precious metals of Hui Xian Copper & Metal Mine, all as more fully described in Schedule "A" hereto;

     1.1.10. "Feasibility Study Report" means the report and related documents to be prepared by the geologists and mining engineers of Party A and Party B to confirm the location and size of the ore bodies, and to recommend the proper mining and processing method and equipment;

     1.1.11. "General Manager" means the senior managerial officer appointed by the Company pursuant to section 9.1 of this Contract;

     1.1.12. "Independent Valuator" means any one of the five (5) world largest accounting firms registered in China, as selected by party B in writing;

     1.1.13. "Investment" means for any Shareholder all of its right, title and interest in and to the Company according to this Contract;

     1.1.14.    "Zou  Ping  County"     means     an     area  of approximately
                1250 square kilometers excluding the 60 square kilometers' area currently occupied by Hui Xian Copper & Metal Mine;

     1.1.15. "Hui Xian Copper & Metal Mine" means the mineral deposit within the 60 square kilometers' area in Zou Ping County of Shandong Province, as outlined in Schedule "B" hereto;

     1.1.16. "Mining Authority" means the relevant government departments approving the exploration and mining of the mineral resources described in the Contract;

     1.1.17. "Exploration License and Mining License" means the licenses issued to the Company by the Mining Authority which shall grant the Company for the entire Duration of the Joint Venture the rights to explore and mine copper and accompanying precious metals in Zou Ping County;

     1.1.18. "Party A" means Hui Man Copper & Metal Mine, a company incorporated under the laws of China, and being one of the two parties of this Contract;

     1.1.19. "Party B" means Gold Field (Pacific) Limited, a company incorporated under the laws of Hong Kong, and being the other Party of this Contract;

     1.1.20.    "SAIC" means the State Administration of Industry and Commerce;

     1.1.21. "Shareholders" means Party A and Party B collectively, and "Shareholder" means either one of them;

     1.1.22.    "Parties"  means  Party  A  and  Party  B  collectively.

1.2. Interpretation: These interpretations are for the purposes of this Contract only, except otherwise specified.

     1.2.1     "Contract"  means  this  version  of  the  Contract, as it may be supplemented,  amended  or  restated  from  time  to  time.

     1.2.2. All references to designated articles,' sections and subsections are to the entire content of these designated articles, sections and subsections.

     1.2.3. The headings preceding the text, articles and articles hereof are for convenience only, do not form a part hereof and are not intended to interpret, define or limit the scope, extent or intent of any provision hereof.

     1.2.4. All interpretations about the Company are applicable to the successor or assignee of such entity.

     1.2.5. The two (2) schedules attached to this Contract shall form integral parts of this Contract:

                Schedule  "A"  --  List  of  Existing  Assets;
                Schedule  "B"  --  Map  of  Zou  Ping  County.

ARTICLE  2:  CONTRACTING  PARTIES

2.1.     Parties:  The  parties  of  this  Contract  are  as  follows.

     2.1.1.     Hui  Xian  Copper  &  Metal  Mine

                Address:     Zou  Ping  County,  Shandong  Province, China
                Legal Representative:
                    Name:         Wang  Bao  Min
                    Position:     Mine  Director
                    Nationality:  Chinese

     2.1.2.     Gold  Field  (Pacific)  Limited

                Address:     2203  Cameron  Commercial  Center
                             458-460 Hennessy Road, Hong Kong.
                Legal  Representative:
                    Name:         Po  Sun  Liu
                    Position:     Chairman  and  Chief  Executive  Officer
                    Nationality:  Canadian

2.2. Representations of Party B: Party B represents and-warrants to Party A as follows.

     2.2.1. Party B is a duly organized company validly existing under the laws of Hong Kong;

     2.2.2. Party B has full corporate capacity, power and authority and all necessary governmental approvals (other than those referred to in article 7.2.1) to enter into and perform each of its obligations hereafter;

     2.2.3. the execution and delivery of this Contract and the observance and performance hereof have been duly authorized by all necessary corporate action on the part of party B;

     2.2.4. once signing this Contract, Party B is kept within the bounds of this Contract according to relevant laws;

     2.2.5. the execution, delivery and performance by Party B of this Contract not constitute a default under any material agreement to which it is a party, any governmental regulation, approval or order to which it is subject; or any provision of its incorporation documents;

     2.2.6. no governmental approvals of any kind are required from any governmental authority in Hong Kong in respect of this Contract or the operations of the Company as contemplated hereafter.

2.3. Representations of Party A: Party A represents and warrants to Party B as follows:

     2.3.1. Party A is a duly organized company validly existing under the laws of People's Republic of china;

     2.3.2. Party A has full corporate capacity, power and authority and all necessary governmental approvals (other than those referred to in article 7.2.1) to enter into and perform each of its obligations hereafter;

     2.3.3. the execution and delivery of this Contract and the observance and performance hereof have been duly authorized by all necessary corporate action on the part of Party A;

     2.3.4. once signing this Contract, Party A is kept within the bounds of this Contract according to relevant laws;

     2.3.5. the execution, delivery and performance by party A of this Contract does not and will not constitute a default under any material agreement to which it is a party, any governmental regulation, approval or order to which it is subject, or any provision of its incorporation documents;

     2.3.6.     only  government approvals from government authorities stated in article 7.2.1 are required in respect of this contract or the operation of the company as contemplated hereafter;

     2.3.7. the Company shall be required to pay no taxes, duties, commissions and other payments except for those described in section  12.1;

     2.3.8. Party A shall deliver to Party B all the accurate information concerning copper and accompanying precious metals in Zou Ping County that is in party A's possession or control;

     2.3.9. before Party A and Party B jointly explore and mine copper and accompanying precious metals, any environmental pollution resulted from exploration and mining the above mineral resources by Party A and any other party has nothing to do with the Company, and Party A warrants that no such pollution has occurred before the cooperation of both parties

     2.3.10. Party A is the owner of all the Existing Assets that are free and clear of all liens, mortgages or other encumbrances of any kind.

2.4. Indemnity: If any representation or warranty given herein by any party is inaccurate, such party shall indemnify and hold harmlessly the other party for any loss or damage caused to such other party.

ARTICLE  3:  ESTABLISHMENT  OF  THE  JOINT  VENTURE  COMPANY

3.1.    Contractual  Joint  Venture:  In  accordance  with  the  Sino-Foreign
        Contractual Joint Venture law and other relevant Chinese laws and regulations, Party A and Party B agree that the Company shall be established as a contractual joint venture.

3.2.    Name:  the  name  of  the  Company  shall  be

     3.2.1.     Chinese:     [GRAPHIC OMITTED]

     3.2.2.     English:     SHANDONG  ZOUPING  HUIXIAN GOLD FIELD (PACIFIC) CO.
                LTD.

3.3. Legal Address: The legal address of the Company shall be Zou Ping County, Shandong Province, People's Republic o China.

3.4. Laws of China: All activities of the Company shall be governed by the published and publicly available laws, decrees, rules and regulations of China.

3.5. Limited Liability: The Company shall be a limited liability company. Each shareholder shall be liable for the Company's liabilities only to the proportion by which the shareholder has contributed to the Company's registered capital outlined in Article 5 hereof. Each shareholder shall not be liable for the Company's and other shareholders' liabilities and loss.

3.6. Legal Person: The Company shall be a legal person existing as a separate entity from the Shareholders.

3.7. No Partnership: The parties expressly disclaim any intent to create a partnership with respect to the administration or assets of the Company.

3.8. No Agency: Neither party shall have any authority, actual or implied, to act as agent for or to bind the other party or the Company.

ARTICLE  4:  BUSINESS  SCOPE

4.1. Business Scope: The parties agree that the business scope of the Company shall include the following:

     4.1.1. the exclusive right to explore, mine, smelt, process and extract copper and accompanying precious metals deposit throughout Zou Ping County;

     4.1.2. the exclusive right to market and sell copper and accompanying precious metals on the international and domestic market based on the Marketing and Sales Agreement, in accordance to the laws in China; '

     4.1.3. all such complementary activities as may be necessary or desirable for the Company to fully engage in all activities permitted by the Business License or the Mining License.

ARTICLE  5:  TOTAL  INVESTMENT  AND  REGISTERED  CAPITAL

5.1. Total Investment and Registered Capital: The total investment amount of the Company is set at U.S. $9,800,000 consisting of registered capital of the Company of U.S. $9,000,000 (or the equivalent RMB) and U.S. $800,000 in working capital provided as debt by banks. Each Party shall invest U.S. $4,500,000 which shall be contributed to the Company at the times and in the forms set out in articles 5.2 and 5.3 below.

5.2. Party B's Capital Contribution: Party B shall make its contribution under article 5 in the form of cash, equipment, machinery, feasibility study, technology and technical support services.

        After the issuance of all the required Exploration, Mining, and Business Licenses, Party B shall contribute a minimum of U.S. $1,000,000 in 1994, and U.S. $1,000,000 in 1995 and 1996 respectively. The remaining capital would be contributed in accordance with the working schedule as approved by the Board. The Shareholders agree that Party B's obligation to contribute its capital share is subject to the fulfillment of each of the following conditions precedent to the satisfaction of Party B:

     5.2.1. this Contract and the Charter of Association' of Shandong Zouping Huixian Gold Fields (Pacific) Co. Ltd. have been approved in writing by the Approval Authority;

     5.2.2.    the Business License has been issued by the SAIC to the Company;

     5.2.3. the Exploration License and Mining License have been issued by the Mining Authority to the Company;

     5.2.4. the Existing Assets has been transferred to the company, free and clear of all liens, mortgages, and encumbrances of any kind;

     5.2.5. Party B has received a written legal opinion acceptable to Party B from a Chinese law firm confirming:

                A. the issuance and sufficiency of the foregoing approvals and licenses and the granting of the Exploration Rights to the Company;

                B. the legality and validity of this Contract and its Schedules;

                C. the completion of the transfer of the ownership of the Existing Assets to the Company, free and clear of all liens, mortgages, and encumbrances of any kind;

                D.  the  accuracy  of  the  tax  description  in  the  Contract;

     5.2.6. Party B has received all audited financial statements of Hui Xian Copper & Metal Mine's production history;

     5.2.7. the Company has signed and delivered the Marketing and Sales Agreement to Party B;

     5.2.8. the Parties have submitted the Feasibility Study Report based on the exploration, . geology and other reliable data about Hui Xian Copper & Metal Mine provided by Party A;

     5.2.9.     the  representations  and  warranties made by party A in article
                2.3 are true and correct as confirmed by a certificate to that effect signed by the legal representative of party A and delivered to party B.

5.3. Party A's Capital Contribution: Party A may make contribution under this article 5 in the form of cash, or in kind, the Existing Assets that includes inventory, equipment, vehicles, buildings, land, exploration rights, surface rights, water right, electricity power supply and any other rights and assets required to allow the Company to explore and mine copper and accompanying precious metals (see Schedule "A" for details).

        As part of Party A's initial U.S. 52,000,000 capital investment, Party A shall transfer its current assets (free of encumbrances) to N Company no later than ninety (90) days after the Business License is issued to the Company.

     5.3.1. Party A shall be solely responsible for the following expenses, which can not be part of the Company's expenses or require the Company pay:

                A. the expenses paid to individuals, companies or governmental departments to obtain the Exploration and Mining Licenses for the Company;

                B. the cost of settling disputes between individuals, companies and governmental departments on the ownership of copper and accompanying precious metals mine from the ore body;

                C. the cost of relocating any individuals, entity or governmental departments in Zou Ping County during the whole cooperation period;

                D. the pension and dismissal expenses of any individual, employee of Hui Xian Copper & Metal Mine, and government employee who are retired or dismissed due to the signing of the Contract and the transferring of the Existing Assets;

                E. the outstanding liability, taxes, or any other debts of Party A to any person, company, entity or government department before the cooperation of the Parties.

     5.3.2. Upon the transfer of the Exploration License, Mining License, Business License and the Existing Assets to the Company and the payment of all the amounts contemplated by section 5.3.1, Party A shall be deemed to have made a contribution to the Company's registered capital of $2,000,000 US.

     5.3.3. After the initial contribution of U.S. $2,000,000 by Party B, upon each payment of the remaining U.S. $2,500,000 or the equivalent amount in RMB by Party B, Party A shall be deemed to have made the same amount of contribution to the Company's registered capital by the same time.

5.4. Bank Loans: If the Company requires bank loans, the Company shall use its best efforts to obtain such funds from Chinese or foreign banks. The Company shall use its assets as collateral.

5.5. Additional Shareholder Contributions: If the Company requires funds in addition to the bank loans, the Shareholders shall contribute such funds to the Company subject to the following conditions:

     5.5.1. neither Shareholder shall be required to make any additional contribution unless both parties are satisfied with the new mineral exploration plan, and such contributions shall be invested in such exploration and mining projects as may be recommended by the General Manger or Management Committee and approved by the Board by a duly passed resolution;

     5.5.2. neither Shareholder shall be required to make any additional contribution in excess of the expenditure schedule unless approved by the Board by a duly passed resolution and further consented to in writing by both parties;

     5.5.3. the additional investment which will be governed by Chinese law on ratio of debt to profit and right from the shareholders shall be treated as loan or registered capital, within the extent permitted by Chinese laws;

     5.5.4. if the Shareholders are required to make additional contributions under this article 5.5, whether in the form of shareholders' loans or registered capital, each Shareholder shall provide one-half of such contribution.

ARTICLE  6:  ASSIGNMENT,  ENCUMBRANCES  AND  TRANSFERS

6.1. Assignment: The assets and/or shares in whole or in part of each Shareholder in this Contract can at any time be assigned by any Shareholder to a subsidiary upon written notice to the other shareholder.

6.2. Encumbrance In Favor of Lenders: If the Company agrees to borrow funds from a lender, any Shareholder giving a guarantee to the lender may, if required by the lender, mortgage or otherwise encumber its investment or any part thereof in favor of such lender as security for the loan but only if such lender enters into an agreement with both Shareholders (satisfactory in form and substance to both of them) agreeing to be bound by the provisions of this Contract.

6.3. Transfers: It is not a breach of this Contract when one Shareholder transfers all or part of its investment at any time to a subsidiary if notice is given to the other Shareholder.

ARTICLE  7:  RESPONSIBILITIES  OF  EACH  SHAREHOLDER

7.1. Responsibilities of Party B: Party B shall be responsible for and hereby agrees to perform each of the following matters in a timely manner:

     7.1.1. assist the Company in engaging any foreign consultants, experts or agents the Company may wish to hire to evaluate all the historical geological, exploration and mining data delivered to it by Party A;

     7.1.2. provide registered capital and shareholder's loans to the Company subject to and in accordance with the terms and conditions of articles 5.2 and 5.5 above;

     7.1.3. entrusted to purchase on behalf of the Company, any equipment, vehicles, and machinery the Company may need to purchase from outside China;

     7.1.4. entrusted to sell copper, other minerals and related products on the Company's behalf on the international and domestic market;

     7.1.5.     handling  any  other  matter  entrusted  by  the  Company.

7.2. Responsibilities of Party A: Party A shall be responsible for and hereby agrees to perform each of the following matters at its own cost and in a timely manner:

     7.2.1. obtaining all approvals, licenses, permits, export rights, registrations and renewals necessary for establishing the Company and enabling the Company to engage in the activities contemplated hereafter, including but not limited to (1) the Business License, (2) the Exploration and Mining License and (3) all access permits, rights-of-way, easements, occupation permits, surface rights and other such rights in respect of places in Zou Ping County as the Company may reasonably request and provided those such licenses:

                A. shall be renewed on application by the Company (which application shall be submitted at least 3 months and no more than 6 months prior to its expiration date) for a further period of thirty (30) years so long only as the Company is engaged in exploration and/or mining operations in Zou Ping County during such period;

                B. shall not be cancelable except only if the Company fails for a period of two (2) consecutive years to carry out exploration and/or mining of copper and accompanying precious metals in Zou Ping County, or it has proven uneconomic for the Company to carry on exploration and mining during such period, and the Company has failed to commence mining operations within six (6) months after receiving the mining notice from the Mining Authority;

     7.2.2. granting the Company for the entire Duration of the Joint Venture the following rights, in each case the Company and Party B shall be free and clear of any and all liens, charges, reservations and encumbrances:

                A. the exclusive right to explore for, mine and extract copper and accompanying precious metals throughout Zou Ping County;
                B. the exclusive right to process and refine copper and accompanying precious metals mined or extracted by the Company;

                C. the exclusive right to market and sell such copper and accompanying precious metals on the international and domestic market through Party B under the Exclusive Marketing and Sales Agreement;
                D. all access, occupation, surface, water, power and other complementary rights necessary or desirable for the Company to enjoy all of the above rights;
                E. Party A shall be responsible for the renewal of all the licenses and rights listed in article 7.2.1.

     7.2.3. immediately deliver to Party B upon request accurate and complete copies of all the audited financial statements, production and inventory record of Hui Xian Copper & Metal Mine for the past three years, and the geological data including maps, reports, surveys, exploration data and other historical data relating to the finding and mining of copper and accompanying precious metals in Zou Ping County;

     7.2.4. provide consultation to Party B and its technical experts and help them to obtain the data of mining and processing copper and accompanying precious metals referred to in article 7.2.3 above;

     7.2.5. ensure that the Company may obtain at prices not higher than prices normally paid by Chinese Joint venture enterprises, each of the followings:

                A. all necessary public facilities, including the right of using electrical power, as may be required for the Company's operation;
                B.  office  space  in  copper & metal mine in Zou Ping to enable the  Company  to  carry  out  its  work  and  business;
                C.  all necessary labor and personnel as may be deemed necessary by  the  Company;

     7.2.6. assist the Company to deal with all local, county, provincial and central government authorities, and any other parties as may be necessary to ensure that the Company shall be able to operate in the manner contemplated herein, and to ensure that all of Party B's rights are also protected;

     7.2.7. handle such other matters as may be entrusted to it by the Company.

ARTICLE  8:  THE  BOARD  OF  DIRECTORS

8.1. Date of Establishment: The Board shall be established on the date the Business License is issued.

8.2. Representation: The Board shall comprise seven (7) directors, of which three (3) shall be appointed by Party A and four (4) shall be appointed by party B. Any director may be removed and replaced at any time and for any reason by the shareholder that appointed such director.

8.3. Chairman and Vice-Chairman: The Company shall have one Chairman of the Board and one Vice-Chairman. The Chairman of the Board shall be selected by Party B from amongst the Board members appointed by Party B, and the Vice Chairman shall be one of the directors selected by party A from amongst the Board members appointed by Party A.

8.4. Term of Office: The directors, Chairman and Vice-Chairman of the Board shall hold office for terms of three (3) years, and such terms of office may be renewed by the continuous appointment of the relevant Shareholder.

8.5. Legal Representative: The Chairman of the Board shall be the legal representative of the Company. If the Chairman is unable to exercise his responsibilities for any reason, he may temporarily delegate such responsibilities to the Vice-Chairman or any other director by a written authorization sent to such person and copied to the Company and each Shareholder.

8.6. Quorum: A quorum shall be formed by any five (5) directors. For such purpose, a director shall be deemed present at a meeting or conference telephone call either if he participates in person or by the representation of a duly appointed alternate director.

8.7. Board Decision: The Board shall manage the business and affairs of the Company. Board issues shall be decided by the approval of a 51% majority of the votes cast by the directors present at a duly constituted meeting of the Board except that the approval of 75% of all the directors present at a duly constituted meeting of the Board shall be required for each of the issues set out below:

     8.7.1.     any  amendment  to  the  Company's  Articles  of  Association;

     8.7.2. any increase in the registered capital of the Company other than an increase in the registered capital resulting from an increase in the registered capital resulting from a requirement to contribute moneys pursuant to article 5.5. Such increases are hereby approved in advance by the shareholders, and the Shareholders each agree to cause the Board to vote unanimously in favor thereof,

     8.7.3. any merger of the company with any other economic organization, or the creation of another joint venture entity together with some other economic organization;

     8.7.4. dissolution of the Company for any reason prior to the expiry of the Duration of the Duration of the Joint Venture provided always, however, that if unanimous approval of all the directors is not achieved in this regard at any Board meeting duly convened for such purpose, a resolution for such dissolution may be effectively passed at the next Board meeting duly convened for such purpose if approved by the votes of at least four (4) of the seven (7) directors present at such later meeting.

8.8. Meetings: Board meetings shall be held at least once per year and whenever any two (2) of the seven (7) directors may request. Directors may appoint alternate directors to represent and vote for them, or by written proxies authorize another director to vote on his behalf. Board meetings may also be held by conference telephone call whereby each participant is able to hear and speak to each other participant. The Chairman or other person convening a meeting of the Board shall give each director at least ten (10) days written notice of the time, place and proposed agenda of the meeting. ,

8.9. Deemed Quorum: If a quorum is for any reason not present within one (1) hour after the time set for a board meeting, such meeting shall automatically stand adjourned to the fifth (5th) business day immediately following at the same time and place, and the directors present or deemed present at such meeting shall be deemed to constitute a quorum and able to pass effective resolutions.

ARTICLE  9:  GENERAL  MANAGER

9.1. General Manager: The Board shall delegate the day-to-day management of the Company to the General Manager. The General Manager shall be nominated and hired by the Board.

9.2. Duties of the General Manager: The General Manager shall be responsible for the overall management of the Company. The General Manager shall report to the Board, and his duties shall include the following:

     9.2.1. preparation of annual operating and capital budgeted, business plans and financial projections for Board approval;

     9.2.2.     implementing  budgets  and  plans  approved  by  the  Board;

     9.2.3. obtaining and maintaining a financial accounting system and an internal control system of financing and budgeting designed by an international accounting firm registered in China or a joint venture international accounting firm in China, and such system shall be sent to the Board for approval;

     9.2.4. maintaining an accounting system of general ledgers, books and records in accordance with internationally accepted accounting principles and regulations;

     9.2.5.     payroll  administration;

     9.2.6.     labor  relations  and  personnel  administration;

     9.2.7. supervising and administering all exploration, mining, processing and marketing operations;

     9.2.8. implementing an international standard security system designed by security experts in respect of the Company's copper and accompanying precious metals and other assets that is satisfactory to the Board;

     9.2.9. doing all things necessary or advisable to ensure that the business of the Company and is carried out in accordance with this Contract.

9.3. The Vice-General Managers shall be nominated by the General Manager and appointed by the Board of Directors.

     9.3.1. The Vice-General Managers shall assist the General Manager in carrying out his duties.

ARTICLE  10:  PURCHASES  AND  CONTRACTS

10.1. Purchases Outside China: If the Company needs to purchase any materials, equipment, vehicles, machinery or other items necessary from outside China, Party B shall be entrusted to do so on behalf of the Company.

ARTICLE  11:  EMPLOYMENT  MATTERS

11.1. Employment Contracts: All existing employees and retired employees of party A is the responsibility of Party A. All employees required to be engaged by the Company, including but not limited to the General Manager, shall be hired pursuant to employment contracts approved by the Board. Such contracts will set out, amongst other things, the title and duties of the employee, the remuneration payable and the terms on which such engagement may be terminated by the Company. Such employees, the Company and the parties hereto shall be required to keep confidentially all the terms of the engagement of such employees.

11.2. Labor Market: The Company shall be entitled to hire employees from the labor market by placing advertisements or using other direct methods for recruiting employees, either from China or from abroad, as it deems fit. Salaries and benefits payable to any management level employee from China shall be based on standards prevailing in the Chinese labor market for such kind of employee, and salaries and benefits payable to any employee from outside China shall be based on standards prevailing in the international market for such kind of employee.

11.3 Independent Employment Procedure: the Company will handle employment affair, including dismissal depending on the Company's benefit. Any shareholder should not interfere.

ARTICLE  12:  TAXES,  FINANCE  AND  AUDIT

12.1. Company Taxes: The Company shall pay taxes in accordance with the stipulations of published and publicly available Chinese laws and regulations using the maximum deductions and allowable deductions and preferential treatments allowed in the laws and regulations of the Income Tax Law for Foreign Investment Enterprises and Foreign Companies.

12.2. Personal Taxes: Employees of the Company shall pay individual income tax according to the Individual Income Tax Law of the People's Republic of China.

12.3. Three Funds: The Company shall make annual allocations for a reserve fund, an expansion fund and a welfare and bonus fund for its employees from its after - tax profits as the Board may deem fit.

12.4. Dividend Policy: Party A and Party B agree that dividend will be distributed in accordance with the ratio as set by the amount and duration of capital investment. Unless the Board unanimously resolves otherwise at a duly convened meeting, the following dividend policy shall apply throughout the duration of the Joint Venture:

     12.4.1. after the loan repayments contemplated in article 5.5 have been paid to the lender the Company shall at least once each year, distribute to the Shareholders all of the after-tax profits remaining by declaring and paying dividends to them in equal proportions:

     12.4.2. the Company shall use United States dollars or RMB as decided by the Board to distribute dividends:

     12.4.3. if the United States Dollars available from the Company's normal operations is sufficient, the Company shall pay the dividends of both Shareholders with such United States Dollars;

     12.4.4. if the United States Dollars available from the Company's normal operation is insufficient to pay the dividends of both Shareholders in foreign exchange, the Company shall use the United States Dollars that it does have, if any, to pay Party B's dividend on a priority basis.

12.5. Fiscal year: The Company's fiscal year shall commence on January 1 and end on December 31 of each year, except for the first fiscal year that will commence on the day the Business License is issued and end on December 31 of the same year.

12.6. Books of Account: The Company shall keep its books of accounts in English and Chinese, and in accordance with generally accepted international accounting principles.

12.7. Accounting Currency: The Company shall use Chinese RMB as the base accounting currency.

12.8. Reporting to Directors: The General Manger and the management committee shall prepare and deliver the following statements and reports to each member of the Board:

     12.8.1. quarterly unaudited financial statements within four (4) weeks of the end of each fiscal quarter;

     12.8.2. annual unaudited financial statements by no later than the forty-fifth (45th) day after the end of the previous fiscal year;

     12.8.3. annual audited financial statements and the auditor's report thereon by no later than the sixtieth (60th) day after the end of the previous fiscal year;

     12.8.4. daily production record including inventory of copper and accompanying precious metals for sales.

12.9. Rights to Inspect: Each director shall have the right to inspect and copy the books of account of the Company at any time.

12.10. Auditors: The Company's books shall be audited by an international accounting firms licensed to practice in china or which has established a joint venture in China licensed to practice in China, as selected by Party B in writing.

12.11. Bank Accounts: The Company shall open such bank accounts as deemed necessary by the Board of Directors.

ARTICLE  13:  INSURANCE

13.1. Standards of Insurance: The Company shall purchase insurance of such kind and of such value and duration as the Board considers necessary, having due reference to international insurance practices in respect of similar projects.

13.2. Choice of Insurer: The Company shall purchase such insurance from the insurance provider that the Board considers to be the most competitive in terms of coverage dependability and cost. If the People's Insurance Company of China satisfies the Board that its competitors in respect of all factors the Board considers material, the Company shall purchase its insurance from that insurer.

ARTICLE  14:  INITIAL  DURATION  OF  THE  JOINT  VENTURE

14.1. Initial Duration: The Project shall have an initial duration (the "Duration of the Joint Venture") of thirty (30) years commencing on the day the Business License is issued.

14.2. Extended Duration: The Company and the Shareholders shall make an application to the Approval Authority at least six (6) months prior to the expiry date of the Duration of the Joint Venture for same to be extended as follows:

     14.2.1. if the Company has been profitable, for a further period of thirty (30) years;

     14.2.2. if any loan owed to Party B either by the Company or by Party A or vice versa is not completely repaid, for such further period, if any, as Party B may consider necessary to ensure that such loan is completely repaid.

14.3. Continuation of Contract and Licenses: If the Duration of the Joint Venture is extended for any reason, notwithstanding any provision to the contrary herein, this Contract shall continue in full force and effect, as amended by such extension. Party A shall obtain such renewals of the Business License, Exploration License and Mining License and other rights and permits referred to in article 7.2.1 as may be necessary or desirable.

ARTICLE  15:  DISPOSAL  OF  COMPANY  ASSETS  ON  EXPIRY  OF  DURATION

15.1. Liquidation of Assets: If the Duration of the Joint Venture expires or is terminated pursuant to this Contract for any reason, the assets of the Company shall be liquidated and the debts of the Company (including any amounts owed to any Shareholder) shall be paid. The remaining cash of the Company, if any, shall be distributed by the Company to the Shareholders equally in accordance with the principles set forth in article  12.4.  Thereafter,  the  Company  shall;

     15.1.1. make a full report of the liquidation to each of the Shareholders;

     15.1.2.     cause  the  Business  License  to  be  canceled.

15.2. Sale of Assets: The liquidation committee shall use its best efforts to sell the non-cash assets of the Company (including the Mining Rights and Sales Rights) for the highest available price. Any Shareholder may purchase all or part of those assets at a purchase price equal to their fair market value, as determined by the parties by agreement (or by the Independent Valuator, if no written agreement is reached within thirty
        (30) days). Such price may be paid by way of set-off against any amount that may be owed by the Company to the purchasing Shareholder.

15.3. Survival of Terms: The provisions of this Article 15 shall survive the expiry or early termination of the Duration of the Joint Venture for any reason.

ARTICLE  16:  AMENDMENT  AND  TERMINATION  OF  THE  CONTRACT

16.1. Amendment: This Contract and its two (2) schedules may only be amended by a written amendment agreement signed by both Party A and party B, and shall come into effect on the day such amendment agreement is approved by the Approval Authority.

16.2. Term of Contract: This Contract and its two (2) schedules shall come into effect upon approval by the Approval Authority and, subject to article  16.3,  shall  remain in force until the procedures set forth in
        Article 15 above have been completed following the expiry or early termination of the Duration of the Joint Venture pursuant.

16.3. Rescission of Contract: If for any reason the conditions precedent set forth in article 5.2 and 5.3 have not all been fulfilled or waived in writing by Party B on or prior to the 180th day after the Business License has been issued, this Contract shall be deemed terminated and of no force and effect, the Company shall be dissolved. The party that has suffered damages resulted from the breach of contract can claim such damages against the other party.

16.4. Early Termination: Either Shareholder may by written notice to the Chairman and Vice-Chairman of the Company, request the Board to consider and approve a resolution pursuant to article 8.6 to terminate the Duration of the Joint Venture prior to its expiry date only for any of the following reasons:

     16.4.1. one party has caused an Event of Default, and has failed or unable to cure such Event within thirty (30) days of written notice from the other party; or if such event of default cannot be cured within thirty (30) days the other shareholder has failed to use its efforts to fix such default; or

     16.4.2. there has been a material change in the applicable laws, regulations or policies of the pertinent governmental authorities that adversely affect the interests of such Shareholder;

     16.4.3. when the exploration shows the mining is economically unfeasible.

16.5. Government Approval: If any Shareholder gives a notice requesting early termination under article 16.4 and the board resolves according to article 8.6.4 to dissolve the Company, the Shareholders shall and shall cause the Company arid the Board to make such applications to the Approval Authority, and to take all such other steps as may be necessary to complete the dissolution of the Company in accordance herewith.

16.6.   Survival  of  Certain  Provisions  and  Obligations: The provisions of
        Article 15 and this article 16.6 and all other provisions of this Contract necessary to give full force and effect thereto shall survive the expiration or early, termination of the Duration of the Joint Venture for any reason. Notwithstanding the termination of this Contract, no Shareholder shall by reason of such termination be relieved of any obligation or liability accrued prior to such termination, all of which shall remain enforceable until fully satisfied.

ARTICLE  17:  BREACH  OF  CONTRACT

17.1. Events of Default: Each of the following events shall be deemed to bean Event of Default:

     17.1.1. if any Shareholder shall be in breach of any of its material obligations and such breach shall continue for a period of thirty (30) days from the receipt of a written notice of breach from the other Shareholder, or if such breach cannot be cured within thirty (30) days, such Shareholder has failed or unable to sue its best efforts to cure such breach;

     17.1.2. if any Shareholder demands a liquidation, or an order is made for the liquidation of such Shareholder;

     17.1.3. if a receiver or receiver-manager is appointed in respect to the whole or a substantial part of the affairs or assets of any Shareholder;

     17.1.4. if a Shareholder is adjudged bankrupt or insolvent or files a proposal bankruptcy.

17.2. Remedies: If an Event of Default occurs, the Non-Defaulting Shareholder shall be entitled to exercise against the Defaulting Party any and all rights, remedies and recourses permitted or at law, including without limitation, the right to obtain an injunction or order from a court of competent jurisdiction setting aside the act giving rise to such Event of Default. All such means shall not be prevented by the other party.

17.3. Interest: Unless otherwise provided herein, any sum at any time owing by any Shareholder to the Company that is not paid when due shall bear interest from its due date at an interest rate equal to the Prime Rate of the Bank of Nova Scotia of Canada until payment in full.

ARTICLE  18:  FORCE  MAJEURE

18.1. Event of Force Majeure: An Event of Force Majeure includes any fire, explosion, accident, earthquake, tidal wave, strike,. picketing, lockout, labor dispute, flood, drought, embargo, war, riot or insurrection, uprising, rebellion, or any other event whether similar or dissimilar to the foregoing that shall be beyond the reasonable control of the Shareholder affected.

18.2.   Notice  of  Force  Majeure: A Shareholder affected by an Event of
        Force Majeure shall promptly give notice thereof to the other Shareholder and shall indicate in such notice, as accurately as possible, the effect of such Event of force Majeure on its capacity to perform its obligations.

18.3. Effect of an Event of Force Majeure: Subject to the giving of notice provided for in the immediately preceding article:

     18.3.1. the non-fulfillment of any obligation of any Shareholder by reason of an Event of Force Majeure shall not constitute a breach or an Event of Default;

     18.3.2. any time period provided for the performance of any obligation of any Shareholder shall be postponed or extended for and by a duration equal to the period during which the Event of Force Majeure shall continue to exist.

18.4. No Termination: An Event of Force Majeure shall not be a cause for the early termination of this Contract or of the Duration of the Joint venture unless the . Event of Force Majeure continues for a period in excess of 12 months. Under this circumstance, the Shareholders who are not directly affected by the Event of Force Majeure may request the early termination of the Project pursuant to the provisions of article 16.4.

ARTICLE  19:  APPLICABLE  LAW

19.1. Published Laws of China: The formation, validity and interpretation of this Contract shall be governed by the published and publicly available laws of the People's Republic of china.

19.2 Effect of Future Laws: The Shareholders agree that if any law or regulation of China that is amended or changed or a new law has an adverse effect on any Shareholder then, if such Shareholder requests, the parties shall forthwith amend this Contract so that such adverse effect is eliminated or adjusted to the least extent possible, and each Shareholder shall and shall cause the Company to use its best efforts to cause such amendment to be approved by the approval Authority.

ARTICLE  20:  SETTLEMENT  OF  DISPUTES

20.1. Overriding Principle: Any dispute arising out of or relating to this Contract shall be resolved exclusively by the procedures set out in this
        Article 20. First, there shall be friendly discussions between Shareholders based on the basis that the Shareholders have agreed to establish the Company in order to generate the maximum profit for every party.

20.2. Binding Arbitration: If the dispute is not resolved by friendly discussions under the immediately preceding article, any Shareholder may furnish the other Shareholder a written notice requesting the dispute to be resolved. If the dispute is not resolved within forty (40) days after such notice, either Shareholder shall be entitled to refer the dispute for arbitration by the Arbitration Institute of the Stockholm International Chamber of Commerce. The award of such arbitrators shall be binding on the parties and may enter any court of competent jurisdiction.

ARTICLE  21:  MISCELLANEOUS

21.1. Notices: Any and all notices or other communications shall be in writing and shall be:

     21.1.1. personally delivered by courier or by a fax or telex thereof to the addressees at the addresses referred to below. In the of personal delivery, such notice shall conclusively be deemed to have been given to the addressee thereof at the time of such delivery or on the next business day if delivered not on a business day;

     21.1.2. telexed or faxed to the addressee at the numbers referred to below, in which case such notice or other communication shall conclusively be deemed to have been given to the addressee thereof on the day upon which it was received if received prior to 3:00 p.m. (local time) on such day or on the next business day if received after 3:00 P.M. local time on a business day or on the next business day if received not on a business day.

                For  Party  A:

                    Hui  Xian  Copper  &  Metal  Mine
                    Zou  Ping  County
                    Shandong  Province
                    People's  Republic  of  China

                    Attention:  Wang  Bao  Min
                    Telephone:  86-0-5434-320069
                    Telephone:  86-0-5434-322512

                For  Party  B:

                    Gold  Field  (Pacific)  Limited
                    2203  Cameron  Commercial  Center
                    458-460  Hennessy  Road
                    Hong  Kong

                    Attention:  Po  Sun  Liu
                    Facsimile:  852-854-2128

                Each Shareholder may change its address for service by written notice, given in the manner provided above, to the other Shareholder and such change shall be effective upon the date the notice shall be deemed to be received.

21.2. Entire Agreement: This Contract and its four (4) Schedules constitute the entire agreement between the parties hereto. There are no, and shall not be any, verbal or written statements, representations, warranties, undertakings or agreements between the parties pertaining to the subject matter hereof other than as expressly provided for herein. This Contract supersedes the Agreement between the parties dated June 20, 1993. If any provision hereof conflicts with any provision of the Articles of Association of the Company or with anything in the Feasibility Study, the provision of this Contract shall prevail.

21.3. Business Day: Where the time limit for the doing of anything expires or falls upon a day that is not a business day the time so limited extends to and the thing may be done on the day first following that is a business Day.

21.4. Time of Essence: Time and each of the terms and conditions of this Contract shall be of the essence of this Contract, and shall be strictly complied with by each party. Otherwise, the party causing the default shall be responsible for the consequence.

21.5. Further Assurances of Cooperation: Each of the parties hereto shall do all things and execute all documents necessary or desirable in order to carry out the intents of this Contract, and shall fully cooperate with each other and the Company in all respect in good faith to ensure that the Company operates in the manner contemplated herein and achieves its goals

21.6. Corrective Actions: If at any time during the Duration of the Joint venture, any governmental authority of China enacts a law or policy (Unilateral Action), and if such a Unilateral Action has the effect (Negative Effect) of preventing or constraining any right or of materially increasing the burden of performing any obligation of Party B or the Company, the Company shall, at the Company's cost, take such measures (Corrective Actions) to restore Party B or the Company to the position it would have retained had such Unilateral Action not been taken. Such Corrective Actions may take any or all of the following forms:

     21.6.1. obtaining from the relevant authority an exemption from the application of the Unilateral Action so as to eliminate any direct or indirect Negative Effect,

     21.6.2. causing the enactment of specific legislation to eliminate the Negative Effect;

     21.6.3.    any  other  actions  acceptable  to  Party  B.

21.7. Language: This Contract has been written in Chinese and in English and dully executed in Chinese and in English. The Parties agree that both versions are equal, and legally binding on both Parties. In case of discrepancy, the meaning and spirit of the Chinese version shall be used to interpret the Contract, and the English version shall be use as a reference.

21.8    This  Contract  has  binding  power  and  continuity.


IN WITNESS WHEREOF duly authorized officers of each of the parties have executed this Contract in Beijing, on this 4th day of February 1994.

     Shandong Zou Ping Hui Xian          Gold  Field  (Pacific)  Limited
     Copper  &  Metal  Mine

     Per: /s/   Wang  Bao  Min          Per: /s/    Po  Sun  Liu
         -------------------------           -------------------------
         Name:  Wang  Bao  Min               Name:  Po  Sun  Liu
         Title: Mine  Director               Title: Chairman  and
                                                    Chief Executive Officer



     Witness:

/s/   Dai Zhen Fei
----------------------------------
Name: Dai Zhen Fei


                                                                February 4, 1994